Exhibit 99.1

FOR IMMEDIATE RELEASE:

TopBuild Acquires Specialty Products and Insulation (SPI)

in All-Cash Transaction Valued at $1 Billion

Reinforces TopBuild’s Leadership Position in Specialty Distribution,

Extends Geographic Footprint and Expands Mechanical Insulation Fabrication Capabilities

Further Grows TopBuild’s Presence in Commercial and Industrial End Markets and Strengthens Non-Cyclical Revenue Stream

Expects $35 to $40M in Annual Run-Rate Cost Synergies

DAYTONA BEACH, Fl. October 8, 2025 — TopBuild Corp. (NYSE:BLD), a leading installer of insulation and commercial roofing and a specialty distributor of insulation and related building material products to the construction industry in the United States and Canada, announced that it successfully acquired Specialty Products and Insulation (SPI), a leading specialty distributor and fabricator of mechanical insulation solutions for the commercial, industrial and residential end markets in North America, for $1.0 billion in cash. The acquisition closed on October 7 and was funded with cash on hand, including proceeds from the September senior notes issuance. The acquisition excludes SPI’s metal building insulation (“MBI”) business.

SPI generated approximately $700 million in revenue and $75 million in EBITDA for the trailing twelve months ended June 30, 2025. The transaction represents approximately 12.4x SPI’s earnings before interest, taxes, depreciation and amortization (EBITDA) for the trailing twelve months ended June 30, 2025, inclusive of a $70 million tax asset. Considering synergies of $35-$40 million within two years, the transaction multiple is 8.3x EBITDA. The transaction is immediately accretive to earnings per share.

Robert Buck, President and Chief Executive Officer of TopBuild, stated, “The SPI acquisition is highly strategic for TopBuild. The addition of SPI’s resources and capabilities further enhances our customer value proposition while its complementary fabrication footprint strengthens and expands our presence across North America. The transaction also drives our growth in non-cyclical revenue streams given that approximately 55% of SPI’s revenue relates to recurring maintenance and repair. We are excited to welcome SPI’s talented and experienced team to TopBuild.”

Ray Sears, President and Chief Executive Officer of SPI, added, “We believe TopBuild is the best strategic owner for our business, better positioning the combined organization to provide customers with innovative and high-quality solutions. Both companies have similar corporate cultures with an emphasis on safety, respect, and a continued drive to improve.”

Based in Charlotte, North Carolina, SPI employs approximately 1,000 people across 90 branches and serves a broad base of customers across North America.

SPI Acquisition Advances TopBuild’s Growth Strategy and Drives Strong Returns:

●	Brings together two leading specialty distributors with strong commercial and industrial end market mix and complementary product offerings: Reinforces TopBuild’s leadership position in specialty distribution to drive further innovation and even better meet customers’ needs. Approximately 87% of SPI’s revenue is related to commercial and industrial end markets.
●	Extends geographic footprint and expands mechanical insulation fabrication capabilities in a highly fragmented industry, enabling opportunities to drive operational efficiencies throughout the Specialty Distribution segment.
●	Improves non-cyclical revenue mix: Approximately 55% of SPI’s revenue is driven by recurring maintenance and repair, improving TopBuild’s exposure to non-cyclical revenue.
●	Drives strong return on invested capital and leverages core M&A strength: TopBuild expects to realize approximately $35-$40 million in annual run-rate cost synergies within two years. M&A is a core strength of TopBuild, which has a proven track record of creating significant value, having successfully completed 45 acquisitions since the spin-off in 2015 and generating an 18.2% return on invested capital as of December 31, 2024.

Advisors

Guggenheim Securities, LLC and J.P. Morgan Securities LLC are serving as financial advisors to TopBuild and Jones Day acted as legal counsel. Piper Sandler acted as financial advisor to SPI and Kirkland & Ellis acted as legal counsel.

Conference Call Webcast Information

A conference call to discuss the transaction is scheduled for today, October 8 at 9:00 a.m. Eastern Time. The live call can be accessed by dialing (877) 407-9037. A simultaneous webcast of the call, along with management’s formal remarks and a presentation, will be available on the Company’s website at www.topbuild.com shortly before the call begins.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer of insulation and commercial roofing and is also a specialty distributor of insulation and related building material products to the construction industry in the United States and Canada. We provide insulation and commercial roofing installation services nationwide through our Installation segment which has over 200 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business. Our Specialty Distribution network encompasses more than 150 branches across the United States and Canada. To learn more about TopBuild please visit our website at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

PI Aquino

pi.aquino@topbuild.com

386-763-8801

TopBuild Corp.

Unaudited Pro Forma Net Debt Leverage

($ in millions)

	Trailing Twelve Months Ended June 30, 2025
	Historical TopBuild (1)	Pro Forma Progressive	Pro Forma SPI	Pro Forma Combined
Net sales	$5,248	$438	$699	$6,385

EBITDA, as adjusted (2)	$1,044	$89	$75	$1,208

Net debt, total (3)				$2,900
Net debt leverage				2.4	x

(1) As disclosed and reconciled in previous quarterly filings with the U.S. Securities and Exchange Commission, adjusted for $32.3 million of sales and $4.7 million of pro forma adjusted EBITDA for acquisitions completed prior to June 30, 2025.

(2)  Earnings before interest, taxes, depreciation, and amortization as defined in our credit agreement.

(3) Includes $750 million senior notes issued in September 2025. Net proceeds from the senior notes along with cash on hand was used to purchase SPI on October 7, 2025 for $1.0 billion.

TopBuild Corp.

Unaudited EBITDA to Net Income Reconciliation

($ in millions)

	Trailing Twelve Months Ended June 30, 2025
	Historical TopBuild	Pro Forma Progressive	Pro Forma SPI	Pro Forma Combined
Net income, as reported	$594	$50	$(10)	$634
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	59	9	40	108
Income tax expense	206	19	4	229
Depreciation and amortization	143	11	40	194
Share-based compensation	17	-	-	17
Rationalization charges	15	-	-	15
Acquisition related costs	6	-	-	6
EBITDA, as adjusted	$1,039	$89	$75	$1,203

Pro forma acquisition EBITDA (a)	5	-	-	5
Pro forma TTM EBITDA, as adjusted	$1,044	$89	$75	$1,208

(a) Represents the trailing twelve months pro forma impact of acquisitions completed prior to June 30, 2025.